                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                          CUBIST PHARMACEUTICALS, INC.

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                          CUBIST PHARMACEUTICALS, INC.
                                24 EMILY STREET
                              CAMBRIDGE, MA 02139
                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF CUBIST PHARMACEUTICALS, INC.:

    NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of Cubist Pharmaceuticals, Inc. (the "Company") will be held at the Company's corporate offices, 24 Emily Street, Cambridge, MA 02139, on Thursday, May 21, 1998, at 9:00 A.M., local time, for the following purposes:

    1. To elect two Class II directors of the Company to hold office for a three year term and until their successors have been duly elected and qualified;

    2. To consider and vote upon a proposal to ratify the adoption and approval by the Board of Directors of an amendment to the Corporation's Amended and Restated 1993 Stock Option Plan (the "1993 Plan") to provide for an increase in the number of shares of Common Stock authorized for issuance under the 1993 Plan from 1,500,000 to 2,000,000;

    3. To consider and vote upon a proposal to ratify the adoption and approval by the Board of Directors of the Corporation's 1997 Employee Stock Purchase Plan (the "Stock Purchase Plan"); and

    4. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

    The Board of Directors has fixed April 10, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 1998 Annual Meeting of Stockholders. Accordingly, only stockholders of record at the close of business on April 10, 1998 will be entitled to notice of, and to vote at, such meeting or any adjournments thereof.

                                          By order of the Board of Directors
                                          JUSTIN P. MORREALE
                                          SECRETARY

April 17, 1998

  NOTE: THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND PROMPT RETURN OF THE
        ACCOMPANYING PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ACCOMPANYING PROXY AND PROMPTLY RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

                          CUBIST PHARMACEUTICALS, INC.
                                24 EMILY STREET
                              CAMBRIDGE, MA 02139
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

    This Proxy Statement is furnished to the holders of the common stock, $.001 par value per share ("Common Stock"), of Cubist Pharmaceuticals, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 21, 1998 (the "Meeting"), or at any adjournment or postponement thereof, pursuant to the accompanying Notice of 1998 Annual Meeting of Stockholders. The purposes of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of 1998 Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the Meeting.

    This Proxy Statement and proxies for use at the Meeting will be first mailed to stockholders on or about April 17, 1998, and such proxies will be solicited chiefly by mail, but additional solicitations may be made by telephone or telegram by the officers or regular employees of the Company. The Company may enlist the assistance of brokerage houses in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company.

REVOCABILITY AND VOTING OF PROXY

    A form of proxy for use at the Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to approve Proposals No. 1, 2 and 3 as set forth in the accompanying Notice of 1998 Annual Meeting of Stockholders and in accordance with their best judgment on any other matters that may properly come before the Meeting.

RECORD DATE AND VOTING RIGHTS

    Only stockholders of record at the close of business on April 10, 1998, are entitled to notice of, and to vote, at the Meeting or any adjournment or postponement thereof. The Company had outstanding on April 10, 1998, 10,580,902 shares of Common Stock, each of which is entitled to one vote upon the matters to be presented at the Meeting. The presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on one or more proposals because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information with respect to each person known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock as of April 10, 1998 or other date noted below. As of April 10, 1998, 10,580,902 shares of Common Stock were outstanding.

                                                                   AMOUNT AND NATURE OF        PERCENTAGE OF
NAME AND ADDRESS                                                   BENEFICIAL OWNERSHIP    OUTSTANDING SHARES OF
  OF BENEFICIAL OWNER                                              OF COMMON STOCK (1)    COMMON STOCK OWNED (1)
-----------------------------------------------------------------  --------------------  -------------------------
DSV Partners IV..................................................         1,176,307(2)               11.1%
  221 Nassau Street
  Princeton, NJ 08542

International Biotechnology Trust plc............................         1,116,326(3)               10.6%
  c/o Rothschild Asset Management
  Five Arrows House
  St. Swithin's Lane
  London, UK EC4N8NR

Entities affiliated with:

  Burr, Egan, Deleage & Co.......................................           990,102(4)                9.4%
  One Post Office Square
  Suite 3800
  Boston, MA 02109

Entities Affiliated with:

  Hambrecht & Quist Capital Management Incorporated..............           918,738(5)                8.7%
  50 Rowes Wharf
  Boston, MA 02110

Entities affiliated with:

  Interwest Management Partners..................................           890,997(6)                8.4%
  300 Sandhill Road
  Building 3, Suite 255
  Menlo Park, CA 94025-7112

Entities Affiliated with:

  Weiss, Peck & Greer, L.L.C.....................................           796,051(7)                7.5%
  555 California Street
  Suite 4760
  San Francisco, CA 94104

Bristol-Myers Squibb Company.....................................           666,666                   6.3%
  345 Park Avenue
  New York, NY 10154

                                                   (FOOTNOTES ON FOLLOWING PAGE)

(FOOTNOTES FOR PRECEDING PAGE)
------------------------

(1) The shares owned, and the shares included in the total number of shares outstanding, have been adjusted, and the percentage owned has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, and includes options, to the extent called for by such rule, with respect to shares of Common Stock that can be exercised within 60 days of April 15, 1998. Except as set forth in the footnotes below, such shares are beneficially owned with sole investment and sole voting power.

(2) Includes 1,143,497 shares held by DSV Partners IV ("DSV"). Also includes 3,746 shares of Common Stock which John K. Clarke has the right to acquire within 60 days of April 15, 1998 upon the exercise of stock options and 29,064 shares of Common Stock held directly by Mr. Clarke for which he has sole voting and investment power. Mr. Clarke, Chairman of the Board of Directors of the Company, is a general partner of DSV Management. DSV Management is the general partner of DSV and, as such, shares voting and investment power with respect to the shares owned by DSV. DSV Management disclaims beneficial ownership of the shares owned by DSV except to the extent of its proportionate partnership interest in DSV.

(3) Voting and investment power is shared with Rothschild Asset Management ("RAM"), IBT's Investment Manger. RAM has discretionary voting power.

(4) Includes 976,098 shares held by Alta V Limited Partnership ("Alta") and 10,258 shares held by Customs House Partners. Also includes 3,746 shares of Common Stock which Terrance G. McGuire has the right to acquire within 60 days of April 15, 1998 upon the exercise of stock options. Mr. McGuire, a director of the Company, is a general partner of Alta V Management Partners, L.P. Alta V Management Partners, L.P. is the general partner of Alta and as such shares voting and investment power with respect to the shares owned by Alta. Alta V Management Partners, L.P. disclaims beneficial ownership of the shares owned by Alta except to the extent of its proportionate partnership interest in Alta.

(5) Consists of 528,055 shares held by H&Q Healthcare Investors and 390,683 shares held by H&Q Life Sciences Investors. Hambrecht & Quist Capital Management Inc. is the Investment Adviser of H&Q Healthcare Investors and H&Q Life Sciences Investors and as such Hambrecht & Quist Capital Management Inc. has voting and investment power with respect to the shares owned by H&Q Healthcare Investors and H&Q Life Sciences Investors. Hambrecht & Quist Capital Management Inc. may be deemed to beneficially own all of the shares owned by H&Q Healthcare Investors and H&Q Life Sciences Investors although Hambrecht & Quist Capital Management Inc. disclaims beneficial ownership.

(6) Includes 883,360 shares held by Interwest Partners V, L.P. ("Interwest") and 5,852 shares held by Interwest Investors V. Also includes 1,785 shares of Common Stock which Arnold Oronsky has the right to acquire within 60 days of April 15, 1998 upon the exercise of stock options. Mr. Oronsky, a consultant to the Company, is a general partner of Interwest and as such, Interwest Management Partners V. Interwest Management Partners V is the general partner of Interwest and as such Interwest Management Partners V has sole voting and investment power with respect to the shares owned by Interwest. Interwest Management Partners V disclaims beneficial ownership of the shares owned by Interwest except to the extent of its proportionate direct partnership interests in Interwest.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

(7) Includes 421,190 shares held by WPG Enterprise Fund, L.P. ("WPG Enterprise"), 304,404 shares held by WPG Venture Associates II, L.P. ("WPG Venture") and 66,711 shares held by Weiss, Peck & Greer Venture Associates II (Overseas), L.P. ("WPG Overseas" and together with WPG Enterprise and WPG Venture, the "WPG Group"). Also includes 3,746 shares of Common Stock which Ellen M. Feeney has the right to acquire within 60 days of April 15, 1998 upon the exercise of stock options. WPG Venture Partners II, L.P. is the general partner of WPG Enterprise and WPG Venture is the investment adviser of WPG Overseas. In such capacities, WPG Venture Partners II, L.P. shares voting and investment control with respect to the shares owned by the WPG Group. WPG Venture Partners II, L.P. disclaims beneficial ownership except to the extent of its proportionate partnership interest in each of the partnerships in the WPG Group. Ms. Feeney is a general partner of WPG Venture, WPG Enterprises and WPG Overseas.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

    The Board of Directors is divided into three classes, with one class of directors elected each year at the annual meeting of stockholders for a three year term of office. All directors of a class hold their positions until the annual meeting of stockholders at which their terms of office expire and until their successors have been duly elected and qualified.

    THE TERM OF OFFICE OF DR. Bloom, Mr. Conrades and Dr. Rebek, the Class II directors of the Company, will expire at the Meeting. The Board of Directors has nominated Dr. Bloom and Mr. Conrades (the "Nominees") for reelection as Class II directors of the Company to hold office until the annual meeting of stockholders to be held in 2001 and until their respective successors have been duly elected and qualified. In the event either of the Nominees shall be unable or unwilling to serve as a director, discretionary authority is reserved to vote for a substitute or substitutes. The Board of Directors has no reason to believe that either of the Nominees will be unable or unwilling to serve. Dr. Rebek has resigned his position as Director effective as of May 21, 1998, the date of the Meeting. The Board of Directors has not elected to nominate any candidates to fill this vacancy at this time. Proxies cannot be voted for any persons other than the Nominees.

    The affirmative vote of a plurality of the shares of Common Stock present at the Meeting, in person or by proxy, is required for the election of the Class II directors.

    THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. Unless authority to do so is withheld, the persons named in each proxy will vote the shares represented thereby "FOR" the election of the Nominees.

INFORMATION AS TO DIRECTORS AND NOMINEES FOR DIRECTOR

    The names of the directors of the Company (including the Nominees for reelection as Class II directors at the Meeting), their ages, their position(s) with the Company, the year in which each first became a director, the expiration of the term of office of each, the class of director of each, the principal occupation and employment of each over at least the last five years, and other directorships, if any, of each are shown below.

                                                                                                                            OF
                                                                      HELD                    DIRECTOR       TERM          CLASS
NAME                                        AGE                   POSITION(S)                   SINCE       EXPIRES      DIRECTOR
--------------------------------------      ---      --------------------------------------  -----------  -----------  -------------
Scott M. Rocklage, Ph.D...............          43   President, Chief Executive Officer and        1994         1999           III
                                                       Director

John K. Clarke........................          44   Chairman of the Board of Directors            1992         1999           III

Paul R. Schimmel, Ph.D................          57   Director                                      1992         1999           III

Barry Bloom, Ph.D.....................          69   Director                                      1993         1998            II

George Conrades.......................          59   Director                                      1996         1998            II

Julius Rebek, Jr., Ph.D...............          53   Director                                      1992         1998            II

Ellen M. Feeney.......................          38   Director                                      1993         2000             I

Terrance G. McGuire...................          41   Director                                      1993         2000             I

David W. Martin, Jr., M.D.............          57   Director                                      1997         2000             I

    DR. ROCKLAGE has served as President and Chief Executive Officer and as a member of the Board of Directors of the Company since July 1994. From 1990 to 1994, Dr. Rocklage served as President and Chief Executive Officer of Nycomed Salutar, Inc., a diagnostic imaging company. From 1992 to 1994, he also served as President and Chief Executive Officer and Chairman of Nycomed Interventional, Inc., a medical device company. From 1986 to 1990, he served in various positions at Salutar, Inc., a diagnostic imaging company and was responsible for designing and implementing research and development programs that resulted in three drug products in human clinical trials, including the approved drugs Omniscan and Teslascan. Dr. Rocklage received his B.S. in Chemistry from the University of California, Berkeley and his Ph.D. in Chemistry from the Massachusetts Institute of Technology.

    MR. CLARKE is a founder of the Company and has served as Chairman of the Board of Directors since its incorporation. From May 1992 to June 1994, Mr. Clarke served as acting President and Chief Executive Officer of the Company. Since 1982, he has been a general partner of DSV Management in Princeton, New Jersey, the general partner of DSV Partners IV ("DSV"). He is a founder and director of Alkermes, Inc. and a director of Plastic Surgeons of America Inc. Mr. Clarke is the Managing General Partner for Cardinal Health Partners, founded in 1997. Mr. Clarke received his B.A. in Biology and Economics from Harvard College and his M.B.A. from The Wharton School of the University of Pennsylvania.

    DR. SCHIMMEL is a scientific founder of the Company and has served as a director of the Company since its incorporation. Dr. Schimmel served as the John
D. and Catherine T. MacArthur Professor of Biochemistry and Biophysics at the Massachusetts Institute of Technology and currently is Professor and member of the Skaggs Institute for Chemical Biology of the Scripps Research Institute. Dr. Schimmel is an expert in molecular biology, protein translation and aminoacyl-tRNA synthetases. He is a member of the National Academy of Sciences and the American Academy of Arts and Sciences. Dr. Schimmel was a founder and is a director of Repligen Corporation and Alkermes, Inc., biotechnology companies. Dr. Schimmel received his A.B. in Pre-Medicine from Ohio Wesleyan University and his Ph.D. in Biochemistry from the Massachusetts Institute of Technology.

    DR. BLOOM has served as a director of the Company since September 1993. Dr. Bloom has more than 40 years experience in the pharmaceutical industry. From 1952 to 1993, Dr. Bloom served in various positions at Pfizer Inc., including Executive Vice President of Research & Development. He is a director of Vertex Pharmaceuticals, Inc. and Neurogen Corp., biotechnology companies, Southern New England Telecommunications Corporation, Catalytica Pharmaceuticals, Inc., a chemical manufacturer and supplier, and Incyte Pharmaceuticals, Inc., a genomics company. Dr. Bloom received his S.B. in Chemistry and his Ph.D. in Organic Chemistry from the Massachusetts Institute of Technology.

    MR. CONRADES has served as a director of the Company since June 1996. Since 1997, he has served as Executive Vice President of GTE Corporation and President of GTE Internetworking. From 1994 to 1997, he served as President and Chief Executive Officer of BBN Corporation, a corporation providing Internet services and research and development and he served as its Chairman since 1995. From 1961 to 1992, Mr. Conrades served in various positions at IBM, including Senior Vice President, Corporate Marketing and Services. He is a member of the Board of Directors of Columbia Broadcasting System and Concentra Managed Care, Inc. Mr. Conrades received his B.A. in Physics and Mathematics from Ohio Wesleyan University and his M.B.A. from the University of Chicago.

    DR. REBEK is a scientific founder of the Company and has served as a director of the Company since its incorporation. Since July 1996, he has served as the Director of the Institute for Chemical Biology at The Scripps Research Institute. From 1989 to June 1996, Dr. Rebek served as Professor of Chemistry at the Massachusetts Institute of Technology, and from 1991 to June 1996, he served as the Camille Dreyfus Professor of Chemistry. Dr. Rebek is an expert in synthetic organic chemistry, molecular recognition and combinatorial chemistry. He is a member of the National Academy of Sciences and the American Academy of Arts and Sciences. Dr. Rebek serves on the Scientific Advisory Board of Procept, Inc., a biotechnology company. He is also a Founding Member of the Scientific Advisory Board of Darwin Molecular, Inc., a genomics company. Dr. Rebek received his B.S. in Chemistry from the University of Kansas and his Ph.D. in Chemistry from the Massachusetts Institute of Technology.

    MS. FEENEY has served as a director of the Company since September 1993. Since 1991, she has served as a principal of Weiss, Peck & Greer, L.L.C., and since 1989, she has been a General Partner of WPG Venture Partners II, L.P., the general partner of WPG Enterprise Fund, L.P. ("WPG Enterprise"), Weiss, Peck & Greer Venture Associates II, L.P. ("WPG Venture") and WPG Venture Advisers, L.P., the adviser of Weiss, Peck & Greer Venture Associates II (Overseas), L.P. ("WPG Overseas"). Ms. Feeney is a director of Heartstream, Inc., a medical device company, and several private health care companies. Ms. Feeney received her B.S. in Biology and Philosophy from Duke University and her M.S. in Human Genetics from the University of California, Davis.

    MR. MCGUIRE has served as a director of the Company since September 1993. Since 1995, he has been a Founding General Partner of Polaris Venture Partners, and since 1989, has served as a general partner of Beta Partners Limited Partnership, each of which is a venture capital firm. Since 1992, he has served as a general partner of Alta V Management Partners L.P., which is the general partner of Alta V Limited Partnership ("Alta"), a fund associated with Burr, Egan, Deleage & Co. He is a director of Integ, Inc., a diagnostic company, and several private health care companies. Mr. McGuire received his B.S. in Physics and Economics from Hobart College, his M.S. in Engineering from Dartmouth College and his M.B.A. from the Harvard Business School.

    DR. MARTIN has served as a director of the Company since October 1997. Since July 1997, Dr. Martin has served as President, Chief Executive Officer and a founder of Eos Biotechnology, Inc. Dr. Martin was a Professor of Medicine, Professor of Biochemistry and an Investigator of the Howard Hughes Medical Institute at the University of California San Francisco until 1983 when he became the first Vice-President and subsequently Senior Vice-President of Research and Development at Genentech, Inc., a position he held until 1990. He was Executive Vice-President of DuPont Merck Pharmaceutical Company from 1991 through 1993 and then returned to California in 1994 where he was Senior Vice-President of Chiron Corp. and President of Chiron Therapeutics. In May 1995, he assumed the position of President and Chief Executive Officer of Lynx Therapeutics, Inc. and served until November of 1996. Dr. Martin is also a Director of Varian Associates, Inc., a medical equipment supplier.

OWNERSHIP OF EQUITY SECURITIES BY MANAGEMENT

    The table below sets forth information as of April 10, 1998, as reported to the Company, with respect to the beneficial ownership of the Common Stock of the Company by each director and each named executive officer, and by all directors and executive officers as a group.

                                                                   AMOUNT AND NATURE OF        PERCENTAGE OF
                                                                   BENEFICIAL OWNERSHIP    OUTSTANDING SHARES OF
NAME                                                               OF COMMON STOCK (1)    COMMON STOCK OWNED (1)
-----------------------------------------------------------------  --------------------  -------------------------
Scott M. Rocklage, Ph.D..........................................           307,100(2)                2.9%
Francis P. Tally, M.D............................................            94,630(3)               *
Mark P. Carthy...................................................            58,750(4)               *
Dennis D. Keith, Ph.D............................................             9,375(5)               *
Frederick B. Oleson, Jr.,D.Sc....................................             6,875(6)               *
Thomas A. Shea...................................................            21,428(7)               *
Arthur F. Kluge, Ph.D. (8).......................................            30,446                  *
John K. Clarke...................................................         1,176,307(9)               11.1%
Paul R. Schimmel, Ph.D...........................................           302,315(10)               2.9%
Julius Rebek, Jr., Ph.D..........................................           228,458(11)               2.2%
Ellen M. Feeney..................................................           796,051(12)               7.5%
Terrance G. McGuire..............................................           990,102(13)               9.4%
Barry Bloom, Ph.D................................................            16,244(14)              *
George Conrades..................................................             5,146(15)              *
David W. Martin, Jr., M.D........................................               875(16)              *
All directors and executive officers as a group (15 persons).....         4,027,852(17)              38.1%

------------------------

*   Less than 1% of the issued and outstanding shares of Common Stock.

(1) Except as set forth in the footnotes below, each stockholder has sole investment and voting power with respect to the shares beneficially owned. Includes options with respect to shares of Common Stock that can be exercised within 60 days of April 15, 1998.

(2) Includes 63,477 shares of Common Stock which Dr. Rocklage has the right to acquire within 60 days of April 15, 1998 upon the exercise of stock options.

(3) Includes 1,773 shares of Common Stock which Dr. Tally has the right to acquire within 60 days of April 15, 1998 upon the exercise of stock options.

(4) Includes 48,750 shares of Common Stock which Mr. Carthy has the right to acquire within 60 days of April 15, 1998 upon exercise of stock options

(5) Includes 9,375 shares of Common Stock which Dr. Keith has the right to acquire within 60 days of April 15, 1998 upon the exercise of stock options.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

(6) Includes 6,875 shares of Common Stock which Dr. Oleson has the right to acquire within 60 days of April 15, 1998 upon the exercise of stock options.

(7) Includes 14,286 shares of Common Stock which Mr. Shea has the right to acquire within 60 days of April 15, 1998 upon the exercise of stock options.

(8) Dr. Kluge resigned on August 8, 1997.

(9) Includes 1,143,497 shares held by DSV. Mr. Clarke, Chairman of the Board of Directors of the Company, is a general partner of the general partner of DSV. Mr. Clarke, together with the other general partners of DSV Management, share voting and investment control with respect to the shares owned by DSV. Mr. Clarke may been deemed to beneficially own the shares held by DSV although he disclaims beneficial ownership except to the extent of his proportionate partnership interest therein. Also includes 3,746 shares of Common Stock which Mr. Clarke has the right to acquire within 60 days of April 15, 1998 upon the exercise of stock options and 29,064 shares of Common Stock held directly by Mr. Clarke for which he has sole voting and investment power.

(10) Includes 16,602 shares of Common Stock which Dr. Schimmel has the right to acquire within 60 days of April 15, 1998 upon the exercise of stock options and 65,714 shares held by the Paul R. Schimmel Profit-Sharing Plan.

(11) Includes 16,602 shares of Common Stock which Dr. Rebek has the right to acquire within 60 days of April 15, 1998 upon the exercise of stock options and warrants and 3,857 shares held by the Julius Rebek, Jr. Retirement Plan, over which Dr. Rebek has sole voting power and beneficial ownership. Also includes 21,999 shares owned by Dr. Rebek's wife and 53,571 shares owned by the Julius Rebek, Jr. Family Trust. Dr. Rebek disclaims beneficial ownership of all shares owned by his wife and the Julius Rebek, Jr. Family Trust.

(12) Includes 792,305 shares held by WPG Enterprises, WPG Venture and Weiss, Peck & Greer Venture Associates II (Overseas), L.P. (collectively, the "WPG Group"). Ms. Feeney, a director of the Company, is the general partner of WPG Enterprises, WPG Venture and Weiss, Peck & Greer Venture Associates II (Overseas), L.P. Ms. Feeney, together with the other general partners of WPG Venture Partners II, L.P., share voting and investment control with respect to the shares owned by the WPG Group. Ms. Feeney may be deemed to beneficially own the shares held by the WPG Group although she disclaims beneficial ownership except to the extent of her proportionate partnership interest therein. Includes 3,746 shares of Common Stock which Ms. Feeney has the right to acquire within 60 days of April 15, 1998 upon the exercise of stock options.

(13) Includes shares held by Alta and Custom House Partners. Also includes 3,746 shares of Common Stock which Mr. McGuire has the right to acquire within 60 days of April 15, 1998 upon the exercise of stock options. Mr. McGuire, a director of the Company, is a general partner of Alta V Management Partners, L.P., the general partner of Alta. Mr. McGuire shares voting and investment control with respect to the shares owned by Alta. Mr. McGuire may be deemed to beneficially own the shares held by Alta although he disclaims beneficial ownership of the shares held by Alta except to the extent of his proportionate pecuniary interest therein. Mr. McGuire disclaims all beneficial ownership to the shares of Custom House Partners.

(14) Includes 9,102 shares of Common Stock which Dr. Bloom has the right to acquire within 60 days of April 15, 1998 upon the exercise of stock options.

(15) Includes 3,746 shares of Common Stock which Mr. Conrades has the right to acquire within 60 days of April 15, 1998 upon the exercise of stock options.

(16) Includes 875 shares of Common Stock which Dr. Martin has the right to acquire within 60 days of April 15, 1998.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

(17) Includes 137,701 shares of Common Stock which all directors and named executive officers have the right to acquire within 60 days of April 15, 1998 upon the exercise of stock options.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

    The Board of Directors has an Audit Committee, which met one time during the 1997 fiscal year. The functions of the Audit Committee include (1) making recommendations to the Board of Directors with respect to the engagement of the independent auditors; (2) reviewing the audit plans developed by the independent auditors for the annual audit of the Company's books and records and the results of such audit; (3) reviewing the annual financial statements; (4) reviewing the professional services provided by the independent auditors and the auditors' independence; and (5) reviewing the adequacy of the Company's system of internal controls and the responses to management letters issued by the independent auditors. The members of the Audit Committee during the 1997 fiscal year were Dr. Barry Bloom, Ms. Ellen Feeney and Mr. Terrance McGuire.

    The Board of Directors has a Compensation Committee, which met two times during the 1997 fiscal year. The Compensation Committee's principal functions are to review and approve salary plans and bonus awards, as well as other forms of compensation, and to administer the Corporation's 1993 Amended and Restated Stock Option Plan (the "1993 Plan"), pursuant to the terms of such plan. The members of the Compensation Committee during the 1997 fiscal year were Mr. John
K. Clarke, Mr. George Conrades and Ms. Ellen Feeney.

    During the 1997 fiscal year, the Board of Directors held five meetings. Each director attended more than seventy-five percent (75%) of the Board meetings and the meetings of Board committees on which he or she served, except for Mr. Conrades who attended forty percent (40%) of the Board Meetings and all of the Compensation Committee meetings.

COMPENSATION OF DIRECTORS

    Dr. Rocklage is a director who is a full-time officer of the Company; he receives no additional compensation for serving on the Board of Directors or its committees. No other director is a full-time officer of the Company. In 1997, the Company paid $5,000 to Dr. Bloom and $2,000 to Dr. Martin and Mr. Conrades, each in connection with their attendance at meetings of the Board of Directors. No other director received cash compensation during the Company's 1997 fiscal year for his or her service on the Board of Directors or any committee thereof. In 1998, Dr. Bloom, Mr. Conrades and Dr. Martin will receive a fee of $1,000 for each Board meeting attended and will be reimbursed for expenses incurred in connection with their attendance. No other director will receive cash compensation during the Company's 1998 fiscal year for his or her service on the Board of Directors or any committee thereof.

    Pursuant to the 1993 Plan, upon first joining the Board of Directors, each director who is not an officer or employee of the Company is granted automatically a stock option exercisable for 7,000 shares of Common Stock at fair market value, and each time that he or she is serving as a director on the business day immediately following an annual meeting of stockholders, such director is automatically granted on such business day a stock option exercisable for 700 shares of Common Stock at fair market value.

    Pursuant to consulting agreements, Drs. Schimmel and Rebek received $48,000 and $16,000, respectively, for consulting services during 1997.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The table below sets forth certain compensation information for the fiscal years ended December 31, 1997, 1996 and 1995 with respect to the Company's Chief Executive Officer and those other executive officers of the Company whose 1997 total annual compensation exceeded $100,000 (the "Named Executive Officers").

                                                                             LONG-TERM COMPENSATION
                                                                                     AWARDS
                                                                            ------------------------
                                                     ANNUAL COMPENSATION    RESTRICTED   SECURITIES
NAME AND                                            ----------------------     STOCK     UNDERLYING      ALL OTHER
POSITION PRINCIPAL                         YEAR     SALARY($)(1) BONUS($)    AWARDS($)   OPTIONS(#)   COMPENSATION($)
---------------------------------------  ---------  -----------  ---------  -----------  -----------  ----------------
Scott M. Rocklage, Ph.D................       1997   $ 232,815   $  80,000   $      --       70,000      $   26,640(2)
President, Chief Executive                    1996   $ 206,539   $  65,000   $      --       96,038      $   31,514(2)
Officer and Director                          1995   $ 180,434   $  50,000   $  11,878(3)     14,285     $   29,659(2)

Mark P. Carthy, Vice President.........       1997   $ 127,485(4) $  48,000  $      --       20,000      $       --
and Chief Business Officer

Francis P. Tally, MD...................       1997   $ 220,011   $  11,000   $      --       26,898      $       --
Vice President;                               1996   $ 220,000   $  11,770   $      --          245      $       --
Drug Development and Medical                  1995   $ 165,280(5) $      --  $  92,857(6)         --     $       --
  Affairs

Arthur F. Kluge, Ph.D..................       1997   $ 101,388(8) $      --  $      --    $      --      $       --
Vice President Chemistry (7)                  1996   $ 150,770   $      --   $      --       14,530      $       --
                                              1995   $  25,962(9) $      --  $      --       61,428      $       --

------------------------

(1) Salary includes amounts deferred pursuant to the Company's 401(k) Plan.

(2) All other compensation includes (i) the forgiveness of $22,774 of principal and accrued interest owed by Dr. Rocklage, (ii) long-term disability insurance premiums paid by the Company and (iii) the Company's matching contributions under the Company's 401(k) Plan.

(3) The value of these shares at December 31, 1997 was approximately $69,047. This value has been determined based on the last reported sales price of the Company's Common Stock on the NASDAQ-NMS on December 31, 1997, the last trading date in the Company's 1997 fiscal year, of $5.813.

(4) Reflects compensation from April 11, 1997 to December 31, 1997. Mr. Carthy's employment commenced on April 11, 1997.

(5) Reflects compensation from March 27, 1995 to December 31, 1995. Dr. Tally's employment commenced on March 27, 1995.

(6) The value of these shares at December 31, 1997 was approximately $539,778. This value has been determined based on the last reported sales price of the Company's Common Stock on the NASDAQ-NMS on December 31, 1997 of $5.813.

(7) Dr. Kluge's employment ended on August 8, 1997.

(8) Reflects compensation from January 1, 1997 to August 8, 1997.

(9) Reflects compensation from October 23, 1995 to December 31, 1995. Dr. Kluge's employment commenced on October 23, 1995.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information regarding grants of stock options under the 1993 Stock Option Plan to the Named Executive Officers during the fiscal year ended December 31, 1997.

                                                       NUMBER OF       PERCENT
                                                      SECURITIES      OF TOTAL
                                                      UNDERLYING       OPTIONS
                                                        OPTIONS      GRANTED TO      EXERCISE                 GRANT DATE
                                                        GRANTED     EMPLOYEES IN      OR BASE    EXPIRATION     PRESENT
NAME                                                  (SHARES)(1)    FISCAL 1996       PRICE        DATE       VALUE(2)
----------------------------------------------------  -----------  ---------------  -----------  -----------  -----------
Scott M. Rocklage, Ph.D.............................      35,000           5.19%     $   5.563     09/25/07    $ 141,320
                                                          35,000           5.19%     $   5.375     12/23/07    $ 137,547
Mark P. Carthy......................................      20,000           2.96%     $   5.375     12/23/07    $  78,598
Francis P. Tally, MD................................      26,898           3.99%     $   5.375     12/23/07    $ 105,706
Arthur F. Kluge, Ph.D.(3)...........................          --             --%            --           --           --

------------------------

(1) Each option is exercisable in 16 equal quarterly installments, and has a maximum term of 10 years from the date of grant, subject to earlier termination in the event of the optionee's cessation of service with the Company. The options are exercisable during the holder's lifetime only by the holder and they are exercisable by the holder only while the holder is an employee of the Company and for certain limited periods of time thereafter in the event of termination of employment.

(2) Based on the Black-Scholes pricing model suggested by the Securities and Exchange Commission. The estimated values under that model are based on arbitrary assumptions as to variables such as stock price volatility, projected future dividend yield and interest rates, discounted for lack of marketability and potential forfeiture due to vesting schedule. The estimated values above use the following significant assumptions: volatility -- 87%; dividend yield -- 0%; the average life of the options -- 4 years; risk-free interest rate -- yield to maturity of 10-year treasury note at grant date -- 6.36%. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated using a modified Black-Scholes model.

(3) Dr. Kluge's employment ended on August 8, 1997.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information with respect to the stock options exercised during the fiscal year ended December 31, 1997, and the unexercised stock options held at the end of such fiscal year by the Named Executive Officers.

                                                                      NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                         OPTIONS HELD AT           IN-THE-MONEY OPTIONS
                                                                        DECEMBER 31, 1997          DECEMBER 31, 1997(1)
                                    SHARES ACQUIRED      VALUE      --------------------------  --------------------------
NAME                                  ON EXERCISE      REALIZED     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------  ---------------  -------------  -----------  -------------  -----------  -------------
Scott M. Rocklage, Ph.D...........            --              --        45,324        164,463    $ 176,924    $   636,827
Mark P. Carthy....................        10,000              --        23,750        186,250           --    $     8,750
Francis P. Tally, MD..............            --              --           183         56,099           --    $   169,339
Arthur F. Kluge, Ph.D (2).........        14,196       $  66,218            --             --           --             --

------------------------

(1) Based on the difference between the exercise price of each option and the last reported sales price of the Company's Common Stock on the NASDAQ-NMS on December 31, 1997 of $5.813.

(2) Dr. Kluge's employment ended on August 8, 1997.

EXECUTIVE EMPLOYMENT AGREEMENTS

    Dr. Rocklage, the Company's President and Chief Executive Officer, is employed pursuant to an employment agreement with the Company, dated June 20, 1994 (the "Employment Agreement"). Under the terms of the Employment Agreement, Dr. Rocklage's annual base salary was set at $175,000 subject to annual review and increase by the Company's Board of Directors, and he is entitled to a performance bonus upon the Company's achievement of certain milestones for such year that have been mutually agreed upon by Dr. Rocklage and the Board of Directors prior to the commencement of such fiscal year. Dr. Rocklage received a base salary in 1997 of $225,000 and a performance bonus of $80,000. Dr. Rocklage's employment with the Company may be terminated by the Company at any time by giving written notice of termination and may be terminated by Dr. Rocklage at any time upon thirty days' written notice of termination. Upon any termination by the Company of Dr. Rocklage's employment without cause, Dr. Rocklage is entitled to severance pay in an amount equal to six months of his then current annual base salary.

    None of the Company's other executive officers has entered into an employment agreement with the Company.

                         COMPENSATION COMMITTEE REPORT
                       ON EXECUTIVE OFFICER COMPENSATION

COMPENSATION PHILOSOPHY AND OBJECTIVES

    The Company compensation philosophy is that executive officer compensation should reflect the value created for stockholders, while furthering the Company's short and long-term strategic goals and values by aligning compensation with business objectives and individual performance. Short and long-term compensation should motivate and reward high levels of performance and are geared to attract and retain qualified executive officers. Accordingly, the Company's executive officer compensation package consists of three primary components intended to further the Company's overall compensation philosophy to achieve the compensation objectives of the Company. The components include: base salary, annual bonuses and grants of stock options.

    In evaluating the Company's executive officers' performance, the Company generally follows the process outlined below:

    - Prior to or shortly after the beginning of each fiscal year, the Company sets goals and objectives which are reviewed with, and ultimately approved by, the full Board of Directors. Dr. Rocklage reports to the Board on the Company's progress toward the achievement of these goals and objectives throughout the year at Board meetings and at other times as necessary.

    - Twice a year, generally in June and December, the Compensation Committee meets with Dr. Rocklage. The June meeting is to address Dr. Rocklage's personal goals and objectives in leading the Company along with the Company's goals and objectives and approves a first half bonus payment accordingly. The December meeting is a comprehensive review of Dr. Rocklage's compensation package where his full compensation package is set accordingly for the next fiscal year.

    - In December of each year, Dr. Rocklage evaluates the performance of the remainder of the Company's executive officers against their goals and objectives set the prior year and recommends an annual base salary, stock option grant and bonus to the Compensation Committee commensurate with performance.

COMPENSATION FOR FISCAL 1997

CHIEF EXECUTIVE OFFICER COMPENSATION

    In December 1997, the Compensation Committee set Dr. Rocklage's annual base salary at $260,000, effective on January 1, 1998. This increase represented a $35,000 increase or 15.6% over the prior year's base salary. The Committee performed a comprehensive review of the compensation paid to chief executive officers in other companies and concluded that this increase moves Dr. Rocklage into the mid-range of base salaries paid to chief executive officers of comparable companies.

    In August 1997, the Compensation Committee determined that Dr. Rocklage achieved the majority of milestone objectives for the first six months of 1997 and awarded Dr. Rocklage a bonus in the amount of $45,000. In December 1997, the Committee awarded Dr. Rocklage $42,500 in bonus funds and set an additional $100,000 as the potential bonus amount payable upon achievement of goals for 1998.

    In December 1997, the Board of Directors authorized a company-wide distribution of stock options to employees based on performance. Dr. Rocklage's stock options awarded during the year amounted to 70,000 common shares.

REPORT ON EXECUTIVE COMPENSATION

    In December 1997, Dr. Rocklage recommended and the Committee accepted base salary increases for the executive staff ranging from 0% to 18%. The increases were determined after reviewing performance against goals and objectives set for the year and also against salaries of similar positions in comparable companies.

    The Compensation Committee authorized two bonuses in the amounts of $40,000 and $48,000.

    In December 1997, the Committee authorized a company-wide distribution of stock options to employees based on performance. The executive officers' stock options award amounted to 46,898 common shares.

CONCLUSION

    The Compensation Committee believes that the total 1997-related compensation of the Chief Executive Officer and each of the executive officers, as described above, is fair and is within the range of compensation for executive officers in similar positions at comparable companies.

                                          Compensation Committee
                                          John Clarke
                                          George Conrades
                                          Ellen Feeney

                          CORPORATE PERFORMANCE GRAPH

    The following graph compares the performance of the Company's Common Stock to the Nasdaq Stock Market (U.S. Companies) Index and to the Nasdaq Pharmaceutical Index since October 26, 1996. The comparison assumes $100 was invested on October 25, 1996 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                COMPARISON OF 14 MONTH CUMULATIVE TOTAL RETURN*
    AMONG CUBIST PHARMACEUTICALS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE NASDAQ PHARMACEUTICAL INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                     CUBIST               NASDAQ STOCK            NASDAQ

                 PHARMACEUTICALS, INC.      MARKET (U.S.)        PHARMACEUTICAL
10/25/96                       $100.00            $100.00               $100.00
12/96                           $95.15            $106.00                $99.79
12/97                           $90.29            $130.08               $103.12

*100 Invested on 10/25/96 in stock or index. Including reinvestment of dividends. Fiscal year ending December 31.

                              CERTAIN TRANSACTIONS

    In May 1997, in consideration for the performance of services by Mark Carthy, Vice president and Chief Business Officer of the Company, the Company granted to Mr. Carthy an incentive stock option to purchase 200,000 shares of Common Stock, at a purchase price of $8.00, the fair market value of the Common Stock on the date of grant. Mr. Carthy exercised his incentive stock option to purchase 10,000 shares of Common Stock, at a purchase price of $8.00 per share. In May 1997, Mr. Carthy executed a promissory note to the Company in the amount of either the per share market value of Company Common Stock multiplied by 10,000 shares or $80,000, whichever is less, with a 4% annual interest rate to purchase those shares of Common Stock. This note is secured by those 10,000 shares of Common Stock. The principal and interest on the promissory note will be forgiven in three equal installments on April 11, 1998, April 11, 1999 and April 11, 2000.

    In July 1997, the Company issued and sold an aggregate of 816,327 shares of Common Stock to International Biotechnology Trust plc ("IBT") at a purchase price of $6.125 per share. Pursuant to the Stock Purchase Agreement entered into between the Company and IBT with respect to such sale, IBT has acquired the right to nominate one nominee, and the Company has agreed to use its best efforts to elect such nominee, to the Company's Board of Directors.

    In July 1997, the Company issued and sold an aggregate 163,267 shares of Common Stock to H&Q Healthcare Investors and H&Q Life Sciences Investors (collectively, "H&Q") at a purchase price of $6.125 per share.

    In September 1997, the Company granted to an officer stock options under the Plan exercisable for an aggregate of 35,000 shares of Common Stock at an exercise price of $5.563 per share. In October 1997, the Company granted to an officer stock options under the Plan exercisable for an aggregate of 75,000 shares of Common Stock at an exercise price of $8.00. In November 1997, the Company granted to an officer stock options under the Plan exercisable for an aggregate of 55,000 shares of Common Stock at an exercise price of $7.25. The Company granted to certain of its directors stock options exercisable for an aggregate of 11,900 shares of Common Stock at exercise prices of $8.00 per share and $5.75 per share in May and October 1997, respectively.

    In December 1997, the Company amended the Promissory Note issued to Dr. Scott Rocklage in the amount of $131,685, adjusting the term of this note to become due in equal quarterly installments of $10,000 commencing on March 31, 1998 and a final payment of $1,685 on June 30, 2001.

    For a description of certain transactions and certain employment and other arrangements between the Company and certain of its directors and executive officers, see "Compensation of Directors" and "Executive Compensation."

    The Company believes that the securities issued in the transactions involving the Company described above were sold by the Company at their then fair market value and that the terms of the transactions described above were no less favorable than the Company could have obtained from unaffiliate third parties.

    The Company has adopted a policy, effective following the consummation of this Offering, that all future transactions between the Company and its officers, directors and affiliates must (i) be approved by a majority of those members of the Company's Board of Directors that are not parties, directly or indirectly through affiliates, to such transactions and (ii) be on terms no less favorable to the Company than could be obtained from unrelated third parties.

    In December 1997, the Company granted stock options to certain employees and officers of the Company exercisable for approximately 225,095 shares of Common Stock. The grants were made under the Company's Amended and Restated 1993 Stock Option Plan. The exercise price of the stock options was $5.375 per share. These grants were made in reliance upon Rule 701 under the Securities Act.

    For a description of certain transactions and certain employment and other arrangements between the Company and certain of its directors and executive officers, see "Compensation of Directors" and "Executive Employment Agreements."

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors, its executive (and certain other) officers, and any persons holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates during 1997. All of these filing requirements were satisfied by its directors, officers and ten percent holders, except for George Conrades' purchase of 1,400 shares in April 1997. In making these statements, the Company has relied upon the written representations of its directors, officers and its ten percent holders and copies of the reports that they have filed with the Commission.

                                 PROPOSAL NO. 2

                    RATIFICATION OF ADOPTION AND APPROVAL OF
                       AMENDMENT TO AMENDED AND RESTATED
                             1993 STOCK OPTION PLAN

    On October 30, 1997, the Corporation's Board of Directors, subject to stockholder approval, adopted and approved an amendment to the Corporation's Amended and Restated 1993 Stock Option Plan (the "1993 Plan") for the purpose of increasing the number of shares of Common Stock authorized for issuance under the 1993 Plan from 1,500,000 shares to 2,000,000 shares.

    The Board of Directors believes that an increase in the number of shares available for issuance under the 1993 Plan will enable the Corporation to continue its general practice of making annual grants of stock options to key employees, officers and directors, thereby encouraging stock ownership by key employees, officers and directors of the Corporation and its subsidiaries and providing additional incentives for them to promote the success of the Corporation's business.

    The discussion below provides a summary description of certain provisions of the 1993 Plan, as amended, and a brief and general description of the Federal income tax rules applicable to incentive stock options and nonqualified stock options granted under the 1993 Plan.

    The Plan provides for grants of stock options intended to qualify for preferential tax treatment (the "Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory stock options that do not qualify for such treatment. All employees of the Company are eligible for stock options under the Plan in amounts and at prices determined by the Compensation Committee, provided that, in the case of Incentive Stock Options, the price will not be less than 100% of the fair market value of the Common Stock on the date of grant, or not less than 110% of the fair market value of the Stock on the grant date if the optionee owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock.

    Each director which is not an officer or employee of the Company (a "Non-Employee Director") who is first elected to the Board of Directors during the term of the Plan will receive, on the director's election date, an option to purchase 7,000 shares of Common Stock. In addition, each time that a Non-Employee Director is serving as a director on the business day immediately following an annual meeting of stockholders, he or she will be automatically granted on such business day a stock option exercisable for 700 shares of Common Stock at fair market value, which will become exercisable in four installments on the last day of each fiscal quarter if the optionee remains a director on that date.

    The Plan will be administered by the Compensation Committee. The Compensation Committee will select participants (other than for automatic grants to Non-Employee Directors as set forth in the 1993 Plan) and, in a manner consistent with the terms of the 1993 Plan, determine the number and duration of the options to be granted and the terms and conditions of the option agreements. The Compensation Committee has the right to alter, amend or revoke the 1993 Plan.

    The Plan provides that each outstanding option will immediately become fully exercisable upon a "Change in Corporate Control" of the Company, as defined in the 1993 Plan. A "Change in Corporate Control" includes the acquisition by any third party (as hereinafter defined), directly or indirectly, of more than 80% of the Common Stock outstanding at the time, without the prior approval of the Company's Board of Directors. A "third party" for purposes of the foregoing means any person other than the Company or a subsidiary or employee benefit plan or trust maintained by the Company or any of its subsidiaries together with any of such person's "affiliates" and "associates" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

    The 1993 Plan states that the maximum number of shares reserved for issuance under the 1993 Plan will increase, effective as of January 1, 1998 and each January 1 thereafter during the term of the Plan, by an additional number of shares of Common Stock equal to fifteen percent (15%) of the excess, if any, of
(i) the total number of shares of Common Stock and Common Stock equivalents issued and outstanding as of the close of business on December 31 of the preceding year over (ii) the total number of shares of Common Stock and Common Stock equivalents issued and outstanding as of the close of business on December 31 of the year prior to such preceding year. The maximum number of shares that may be subject to incentive stock options granted under the 1993 Plan is 3,000,000 shares, and the maximum number of shares that may be subject to stock options granted to any person (including non-Employee Directors) under the 1993 Plan in a given year is 500,000 shares.

    Pursuant to the 1993 Plan provision describe above, on January 1, 1998 the number of shares of Common Stock of the Company reserved for issuance under the 1993 Plan increased from 1,500,000 to 1,655,427. Upon approval of this proposal, therefore, the number of shares of Common Stock of the Company reserved for issuance under the 1993 Plan will be 2,155,427.

    Incentive Stock Options granted under the plan are not transferable except by will or the laws of descent and distribution and may be exercised during the life of the optionee only by the optionee. Nonstatutory stock options granted under the 1993 Plan are not transferable except by will of the laws of descent and distribution and except that nonstatutory stock options may be transferred if and to the extent authorized by the Compensation Committee.

    The following table sets forth information as of April 15, 1998 with respect to stock options which have been received since the 1993 Plan was adopted by the Corporation by (i) each of the Corporation's Chief Executive Officer and the other executive officers of the Corporation named in the Summary Compensation Table, (ii) all current executive officers of the Corporation as a group, (iii) all current directors of the Corporation, (iv) all current directors of the Corporation, other than those who are executive officers, as a group, and (v) all employees and consultants of the Corporation, excluding executive officers, as a group since the 1993 Plan was adopted by the Corporation.

                         OPTION GRANTS UNDER 1993 PLAN

                                                                                                       OPTIONS
NAME                                                                                                  (SHARES)
-------------------------------------------------------------------------------------------------  ---------------
Scott M. Rocklage, Ph.D..........................................................................       380,322
Francis P. Tally, M.D............................................................................       120,000
Mark P. Carthy...................................................................................       220,000
Arthur F. Kluge, Ph.D. (1).......................................................................        30,446
John K. Clarke...................................................................................         7,842
Paul R. Schimmel, Ph.D...........................................................................         7,842
Julius Rebek, Jr., Ph.D..........................................................................         7,842
Ellen M. Feeney..................................................................................         7,842
Terrance G. McGuire..............................................................................         7,842
Barry Bloom, Ph.D................................................................................        22,126
George Conrades..................................................................................         7,842
David W. Martin, Jr., M.D........................................................................         7,000
All executive officers as a group................................................................       750,768
All directors of Corporation, as a group.........................................................       456,500
All directors of the Corporation, excluding executive officers, as a group.......................        76,178
All employees and consultants of the Corporation, excluding executive officers, as a group(2)....       664,002

------------------------

(1) Dr. Kluge's employment ended on August 8, 1997.

(2) Does not include 164,790 shares subject to stock options previously granted to former employees that were forfeited upon termination of their employment.

    The affirmative vote of the holders of a majority of the shares of Common Stock voted on the issue at the Meeting, in person or by proxy, is required to ratify the adoption and approval by the Board of Directors of the amendment to the 1993 Plan. If the proposal to ratify the amendment to the 1993 Plan is not approved at the Meeting, the 1993 Plan, as previously adopted by the Board of Directors and ratified by the shareholders, will remain in full force and effect.

    THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. Unless authority to do so is withheld, the persons named in each proxy will vote the shares represented thereby "FOR" the ratification of the adoption and approval by the Board of Directors of the amendment to the 1993 Plan.

                                 PROPOSAL NO. 3

                    RATIFICATION OF ADOPTION AND APPROVAL OF
                       1997 EMPLOYEE STOCK PURCHASE PLAN

    On October 30, 1997, the Corporation's Board of Directors, subject to stockholder approval, adopted and approved an amendment to the Corporation's 1997 Stock Purchase Plan (the "Stock Purchase Plan"). The following summary of certain provisions of the Stock Purchase Plan is qualified in its entirety by reference to the Stock Purchase Plan, a copy of which is annexed hereto as Appendix A.

    PURPOSE. The Plan is intended to encourage ownership of Stock by employees of the Company and any Related Corporations and to provide an additional incentive for the employees to promote the success of the business of the Company and any Related Corporations (as defined therein). No more than an aggregate of 250,000 shares of Common Stock may be issued or delivered pursuant to the exercise of Options granted under the Stock Purchase Plan, subject to increase or decrease in the event of subsequent stock splits or other capital changes.

    ADMINISTRATION. The Plan shall be administered by the Board of Directors. The Board may delegate all or any portion of its authority with respect to the Stock Purchase Plan to the Compensation Committee, and thereafter, until such delegation is revoked by the Board of Directors, all powers under the Stock Purchase Plan delegated to the Compensation Committee shall be exercised by the Compensation Committee.

    ELIGIBILITY. Initially, all employees who are employed by the Company or a participating subsidiary for more than twenty hours per week and five months per year will be eligible to receive options under the Stock Purchase Plan. In the case of any Payment Period (as defined below), after the first Payment Period, employee shall have been employed by the Company or a participating subsidiary for at least one week prior to the first day of such Payment Period. No option will be granted to an employee, however, if, after the exercise of the option and all other options held by such employee, such employee would own Common Stock possessing five percent or more of the total voting power or value of the Company's Common Stock.

    PAYMENT PERIODS. The six-month periods from January 1 to June 30 and from July 1 to December 31 of each year are payment periods ("Payment Periods") during which payroll deductions will be accumulated under the Stock Purchase Plan pursuant to, and to the extent provided for in, each participating employee's membership agreement with the Company or its participating subsidiary. Participating employees may change the percentage of their payroll deductions prior to each Payment Period.

    On the first business day of each Payment Period, subject to the terms of the Stock Purchase Plan, the Company will grant to each eligible employee who is then a participant in the Stock Purchase Plan an option to purchase on the last day of such Payment Period at the Option Price (as defined below) such number of shares of Common Stock equal to the result of $25,000 (or such lesser amount as is determined by the Compensation Committee prior to the beginning of the applicable Payment Period) divided by the market value of one share of stock on the first day of the Payment Period (the "Option Grant"). Provided that such employee remains eligible to participate in the Stock Purchase Plan throughout such Payment Period, such employee, on the last day of such Payment Period, may purchase such number of shares as the employee's accumulated payroll deductions on the last day of such Payment Period will pay for at the Option Price up to the number of shares granted in the Option Grant. No option will be granted that will cause the optionee's right to purchase shares of Common Stock under the Stock Purchase Plan to accrue at a rate which exceeds $25,000 of fair market value of the shares of Common Stock of the Company in any calendar year in which the option is outstanding. The "Option Price" for each Payment Period is equal to the lesser of (i) 85% of the fair market value per share of Common Stock on the first day of the Payment Period or (ii) 85% of the fair market value per share of Common Stock on the last day of the Payment Period, whichever is less.

    OPTIONS. Options may not be transferred otherwise than by will or under the laws of descent and distribution and, during the lifetime of the optionee, may not be exercised by anyone other than the optionee. All rights to purchase shares will cease to accrue upon termination of employment of an optionee other than on account of death or retirement, and accumulated payroll deductions returned to the Optionee. Upon the death or retirement of an optionee, the optionee, or in the case of death, his or her beneficiary, shall be entitled to withdraw the optionee's accumulated payroll deductions, or to purchase shares to the extent that the optionee would be so entitled had he or she continued to be employed by the Company or participating subsidiary.

    TERMINATION AND AMENDMENT OF PLAN. The Board may terminate or amend the Plan at any time; provided, however, that the Board may not, without approval by the holders of a majority of the outstanding shares of Stock, increase the maximum number of shares of Stock purchasable under the Plan or change the description of employees or classes of employees eligible to receive Options.

    FEDERAL TAX MATTERS. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" as defined under Section 423 of the Code. Under the applicable Code provision, an employee will recognize no federal income tax upon either the grant or exercise of an option granted under the Stock Purchase Plan. If an employee sells or otherwise disposes of shares of Common Stock purchased under the Stock Purchase Plan within two years after the date the applicable option was granted or within one year after the date such option was exercised, such employee will be taxed at ordinary income rates on any amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock at the time the option was exercised and the Company will be entitled to a deduction of an equivalent amount. The difference between the amount received on the disposition of the shares and the employee's tax basis in the shares, as adjusted to reflect the amount taxed as ordinary income, will be recognized as a capital gain or loss.

    If an employee sells or disposes of shares more than two years after the applicable option was granted, and more than one year after the option was exercised or dies while holding the shares, such employee will be taxed at ordinary income rates on the amount equal to the excess of the fair market value of such shares at the time of the disposition over the exercise price or 15% of the fair market value of the shares at the time the option was granted, whichever is less, and the Company will not be entitled to a corresponding deduction. In the event of a disposition after the holding periods have been met, the difference between the amount realized on the disposition of such shares and the optionee's tax basis in such shares (as adjusted by the amount of ordinary income recognized) will be recognized as a long-term capital gain.

    The affirmative vote of the holders of a majority of the shares of Common Stock voted on the issue at the Meeting, in person or by proxy, is required to ratify the adoption and approval by the Board of Directors of the Stock Purchase Plan.

    THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL

THEREOF.Unless authority to do so is withheld, the persons named in each proxy will vote the shares represented thereby "FOR" the ratification of the adoption and approval by the Board of Directors of the Stock Purchase Plan.

                             STOCKHOLDER PROPOSALS

    All stockholder proposals that are intended to be presented at the 1999 Annual Meeting of Stockholders of the Company must be received by the Company not later than December 3, 1998, for inclusion in the Board of Directors' proxy statement and form of proxy relating to the Meeting.

                                 OTHER BUSINESS

    Representatives of Coopers & Lybrand LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they deisre to do so and to respond to appropriate questions.

    The Board of Directors knows of no other business to be acted upon at the Meeting. However, if any other business properly comes before the Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

    The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Meeting, please sign the proxy and return it in the enclosed envelope.

                                                                      APPENDIX A

                          CUBIST PHARMACEUTICALS, INC.

                       1997 EMPLOYEE STOCK PURCHASE PLAN

    1. DEFINITIONS. As used in this 1997 Employee Stock Purchase Plan of Cubist Pharmaceuticals, Inc., the following terms shall have the meanings respectively assigned to them below:

    (a) BASE COMPENSATION means annual or annualized base compensation, exclusive of overtime, bonuses, contributions to employee benefit plans, or other fringe benefits.

    (b) BENEFICIARY means the person designated as the Participating Employees' beneficiary on the Participating Employee's Membership Agreement or other form provided by the personnel department of the Company for such purpose or, if no such beneficiary is named, the person to whom the Option is transferred by will or under the applicable laws of descent and distribution.

    (c) BOARD means the board of directors of the Company, except that, if and so long as the board of directors of the Company has delegated pursuant to
Section 4 its authority with respect to the Plan to the Committee, then all references in this Plan to the Board shall refer to the Committee acting in such capacity.

    (d) CODE means the Internal Revenue Code of 1986, as amended.

    (e) COMMITTEE means the Compensation Committee of the Board.

    (f) COMPANY means Cubist Pharmaceuticals, Inc., a Delaware corporation.

    (g) DISABILITY means, with respect to any Participating Employee, that an independent medical doctor (selected by the Company's health or disability insurer) certifies that such Participating Employee has for four (4) months, consecutive or non-consecutive, in any twelve-month period been disabled in a manner which seriously interferes with the performance of his or her responsibilities for the Company or applicable Related Corporation.

    (h) ELIGIBLE EMPLOYEE means a person who is eligible under the provisions of
Section 7 to receive an Option as of a particular Offering Commencement Date.

    (i) EMPLOYER means, as to any particular Offering Period, the Company and any Related Corporation which is designated by the Board as a corporation whose Eligible Employees are to receive Options as of that Offering Period's Offering Commencement Date.

    (j) MARKET VALUE means, as of a particular date, (i) if the Stock is listed on an exchange, the closing price of the Stock on such date on such exchange,
(ii) if the Stock is quoted through the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System or any successor thereto, the closing price of the Stock on such date and (iii) if the Stock is quoted through NASDAQ (but not on the National Market System) or otherwise publicly traded, the average of the closing bid and asked prices of the Stock on such date.

    (k) MEMBERSHIP AGREEMENT means an agreement whereby a Participating Employee authorizes an Employer to withhold payroll deductions from his or her Base Compensation.

    (l) OFFERING COMMENCEMENT DATE means the first business day of an Offering Period on which Options are granted to Eligible Employees.

    (m) OFFERING PERIOD means a semi-annual period, running from either January 1 to the next following June 30 or July 1 to the next following December 31, during which Options will be offered under the Plan pursuant to a determination by the Board.

    (n) OFFERING TERMINATION DATE means the last business day of an Offering Period, on which Options must, if ever, be exercised.

    (o) OPTION means an option to purchase shares of Stock granted under the Plan.

    (p) OPTION SHARES means shares of Stock purchasable under an Option.

    (q) PARTICIPATING EMPLOYEE means an Eligible Employee to whom an Option is granted.

    (r) PLAN means this 1997 Employee Stock Purchase Plan of the Company, as amended from time to time.

    (s) RELATED CORPORATION means any corporation which is or during the term of the Plan becomes a parent corporation of the Company, as defined in Section 424(e) of the Code, or a subsidiary corporation of the Company, as defined in
Section 424(f) of the Code.

    (t) RETIRES means termination of employment with the Company and all Related Corporations at or after attaining age 65.

    (u) STOCK means the common stock, par value $0.001 per share, of the Company.

    2. PURPOSE OF THE PLAN. The Plan is intended to encourage ownership of Stock by employees of the Company and any Related Corporations and to provide an additional incentive for the employees to promote the success of the business of the Company and any Related Corporations. It is intended that the Plan shall be an "employee stock purchase plan" within the meaning of Section 423 of the Code.

    3. TERM OF THE PLAN. The Plan shall become effective on December 1, 1997 (the "Effective Date"), subject to the approval by the stockholders of the Company on or prior to the first anniversary of the Effective Date. No Option shall be granted under the Plan after the date immediately preceding the tenth anniversary of the Effective Date.

    4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board. The Board shall determine semi-annually, on or before either December 15 and June 15, whether to grant options under the Plan with respect to the Offering Period which would otherwise begin as of January 1 and July 1, respectively. The Board shall determine which (if any) Related Corporations shall be Employers as of each Offering Commencement Date. Either such determination may in the discretion of the Board apply to all subsequent Offering Periods until modified or revoked by the Board. The Board shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms of Options granted under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All determinations of the Board under the Plan shall be final and binding as to all persons having or claiming any interest in or arising out of the Plan. The Board may delegate all or any portion of its authority with respect to the Plan to the Committee, and thereafter, until such delegation is revoked by the Board, all powers under the Plan delegated to the Committee shall be exercised by the Committee.

    5. TERMINATION AND AMENDMENT OF PLAN. The Board may terminate or amend the Plan at any time; provided, however, that the Board may not, without approval by the holders of a majority of the shares of Stock represented at a meeting, in person or by proxy, increase the maximum number of shares of Stock purchasable under the Plan or change the description of employees or classes of employees eligible to receive Options. Without limiting the generality of the foregoing but subject to the foregoing proviso, the Board may amend the Plan from time to time to increase or decrease the length of any future Offering Periods (e.g., to a nine month period) and to make all required conforming changes to the Plan. No termination of or amendment to the Plan may adversely affect the rights of a Participating Employee with respect to any Option held by the Participating Employee as of the date of such termination or amendment without his or her consent.

    6. SHARES OF STOCK SUBJECT TO THE PLAN. No more than an aggregate of 250,000 shares of Stock may be issued or delivered pursuant to the exercise of Options granted under the Plan, subject to adjustments made in accordance with
Section 9.7. Shares to be delivered upon the exercise of Options may be either shares of Stock which are authorized but unissued or shares of Stock held by the Company in its treasury. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option shall become available for other Options granted under the Plan. The Company shall, at all times during which Options are outstanding, reserve and keep available shares of Stock sufficient to satisfy such Options (or, if less, the maximum number still available for issuance under the foregoing limit), and shall pay all fees and expenses incurred by the Company in connection therewith. In the event of any capital change in the outstanding Stock as contemplated by
Section 9.7, the number of shares of Stock reserved and kept available by the Company shall be appropriately adjusted.

    7. PERSONS ELIGIBLE TO RECEIVE OPTIONS. Each employee of an Employer shall be granted an Option on each Offering Commencement Date on which such employee meets all of the following requirements:

    (a) The employee is customarily employed by an Employer for more than twenty hours per week and for more than five months per calendar year and, in the case of any Offering Period after the first Offering Period under the Plan, has been employed by one or more of the Employers for at least one week prior to the applicable Offering Commencement Date.

    (b) The employee will not, after grant of the Option, own Stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this paragraph (b), the rules of Section 424(d) of the Code shall apply in determining the Stock ownership of the employee, and Stock which the employee may purchase under outstanding options shall be treated as Stock owned by the employee.

    (c) Upon grant of the Option, the employee's rights to purchase Stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and its Related Corporations will not accrue at a rate which exceeds $25,000 of fair market value of the Stock (determined as of the grant date) for each calendar year in which such option is outstanding at any time. The accrual of rights to purchase Stock shall be determined in accordance with Section 423(b)(8) of the Code.

    8. OFFERING COMMENCEMENT DATES. Options shall be granted on the first business day of each semi-annual period, running from either January 1 to the next following June 30 or July 1 to the next following December 31, which is designated by the Board as an Offering Period. Following designation by the Board of the initial Offering Period under the Plan, all succeeding semi-annual periods described above shall be deemed Offering Periods without need of further Board action unless and until contrary action shall have been taken by the Board prior to the beginning of what would otherwise be an Offering Period.

    9.  TERMS AND CONDITIONS OF OPTIONS.

    9.1 GENERAL. All Options granted on a particular Offering Commencement Date shall comply with the terms and conditions set forth in Sections 9.2 through 9.11. Subject to Sections 7(c) and 9.9, each Option granted on a particular Offering Commencement Date shall entitle the Participating Employee to purchase that number of shares equal to the result of $25,000 (or such lesser amount as is selected by the Board, prior to the applicable Offering Commencement Date, and applied uniformly during such Offering Period) divided by the Market Value of one such share on the Offering Commencement Date and then rounded down, if necessary, to the nearest whole number.

    9.2 PURCHASE PRICE. The purchase price of Option Shares shall be 85% of the lesser of (a) the Market Value of the shares as of the Offering Commencement Date or (b) the Market Value of the shares as of the Offering Termination Date.

    9.3  RESTRICTIONS ON TRANSFER.

    (a) Options may not be transferred otherwise than by will or under the laws of descent and distribution. An Option may not be exercised by anyone other than the Participating Employee during the lifetime of the Participating Employee.

    (b) The Optionee shall agree in the Membership Agreement to notify the Company of any transfer of Option Shares within two years of the Offering Commencement Date for such Option Shares. The Company shall have the right to place a legend on all stock certificates representing Option Shares instructing the transfer agent to notify the Company of any transfer of such Option Shares. The Company shall also have the right to place a legend on all stock certificates representing Option Shares setting forth or referring to the restriction on transferability of such Option Shares.

    9.4 EXPIRATION. Each Option shall expire at the close of business on the Offering Termination Date or on such earlier date as may result from the operation of Section 9.6.

    9.5 TERMINATION OF EMPLOYMENT OF OPTIONEE. If a Participating Employee ceases for any reason (other than death or Retirement) to be continuously employed by an Employer, whether due to voluntary severance, involuntary severance, transfer, or disaffiliation of a Related Corporation with the Company, his or her Option shall immediately expire, and the Participating Employee's accumulated payroll deductions shall be returned to the Participating Employee. For purposes of this Section 9.5, a Participating Employee shall be deemed to be employed throughout any leave of absence for military service, illness or other bona fide purpose which does not exceed the longer of ninety days or the period during which the Participating Employee's reemployment rights are guaranteed by statute (including without limitation the Veterans Reemployment Rights Act or similar statute relating to military service) or by contract. If the Participating Employee does not return to active employment prior to the termination of such period, his or her employment shall be deemed to have ended on the ninety-first day of such leave of absence (or such longer period guaranteed by statute or by contract as provided above).

    9.6 RETIREMENT OR RETIREMENT OR DEATH OF OPTIONEE. If a Participating Employee Retires or dies, the Participating Employee or, in the case of death, his or her Beneficiary shall be entitled to withdraw the Participating Employee's accumulated payroll deductions, or to purchase shares on the Offering Termination Date to the extent that the Participating Employee would be so entitled had he or she continued to be employed by an Employer. The number of shares purchasable shall be limited by the amount of the Participating Employee's accumulated payroll deductions as of the date of his or her Retirement or death. Accumulated payroll deductions shall be applied by the Company toward the purchase of shares only if the

Participating Employee or, in the case of death, his or her Beneficiary submits to the Employer not later than the Offering Termination Date a written request that the deductions be so applied. Accumulated payroll deductions not withdrawn or applied to the purchase of shares shall be delivered by the Company to the Participating Employee or Beneficiary within a reasonable time after the Offering Termination Date.

    9.7 CAPITAL CHANGES AFFECTING THE STOCK. In the event that, between the Offering Commencement Date and the Offering Termination Date with respect to an Option, a stock dividend is paid or becomes payable in respect of the Stock or there occurs a split-up or contraction in the number of shares of Stock, the number of shares for which the Option may thereafter be exercised and the price to be paid for each such share shall be proportionately adjusted. In the event that, after the Offering Commencement Date, there occurs a reclassification or change of outstanding shares of Stock or a consolidation or merger of the Company with or into another corporation or a sale or conveyance, substantially as a whole, of the property of the Company, the Participating Employee shall be entitled on the Offering Termination Date to receive shares of Stock or other securities equivalent in kind and value to the shares of Stock he or she would have held if he or she had exercised the Option in full immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and had continued to hold such shares (together with all other shares and securities thereafter issued in respect thereof) until the Offering Termination Date. In the event that there is to occur a recapitalization involving an increase in the par value of the Stock which would result in a par value exceeding the exercise price under an outstanding Option, the Company shall notify the Participating Employee of such proposed recapitalization immediately upon its being recommended by the Board to the Company's shareholders, after which the Participating Employee shall have the right to exercise his or her Option prior to such recapitalization; if the Participating Employee fails to exercise the Option prior to recapitalization, the exercise price under the Option shall be appropriately adjusted. In the event that, after the Offering Commencement Date, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each Option shall terminate, but the Participating Employee shall have the right to exercise his or her Option prior to such dissolution or liquidation.

    9.8 PAYROLL DEDUCTIONS. A Participating Employee may purchase shares under his or her Option during any particular Offering Period by completing and returning to the Company's personnel department at least ten days prior to the beginning of such Offering Period a Membership Agreement indicating a percentage (which shall be a full integer between one and fifteen) of his or her Base Compensation which is to be withheld each pay period. Unless the Board decides otherwise prior to the commencement of an Offering Period, all Participating Employees shall be permitted, no more often than once per Offering Period, to change the percentage of Base Compensation withheld during an Offering Period by submitting an amended Membership Agreement to the Company's personnel department indicating a different percentage of Base Compensation to be withheld. Any such amended Membership Agreement shall become effective at the time determined pursuant to rules adopted by the Board from time to time. In addition, no more than once per Offering Period, the Participating Employee may cancel his or her Agreement and withdraw all, but not less than all, of his or her accumulated payroll deductions by submitting a written request therefor to the Company's personnel department no later than the close of business on the last business day of the Offering Period. The percentage of Base Compensation withheld may also be changed from one Offering Period to another.

    9.9 EXERCISE OF OPTIONS. On the Offering Termination Date the Participating Employee may purchase the number of shares purchasable by his or her accumulated payroll deductions, or, if less, the maximum number of shares subject to the Option as provided in Section 9.1, provided that:

    (a) If the total number of shares which all Optionees elect to purchase, together with any shares already purchased under the Plan, exceeds the total number of shares which may be purchased under the Plan pursuant to Section 6, the number of shares which each Optionee is permitted to purchase shall be decreased pro rata based on the Participating Employee's accumulated payroll deductions in relation to all accumulated payroll deductions otherwise to be applied to the purchase of shares as of that Offering Termination Date.

    (b) If the number of shares purchasable includes a fraction, such number shall be adjusted to the next smaller whole number and the purchase price shall be adjusted accordingly.

    Accumulated payroll deductions not withdrawn prior to the Offering Termination Date shall be automatically applied by the Company toward the purchase of Option Shares or, to the extent in excess of the aggregate purchase price of the shares then purchasable by the Participating Employee, refunded to the Participating Employee, except that where such excess is less than the purchase price for a single share of Stock on the Offering Termination Date, such excess shall not be refunded but instead shall be carried over and applied to the purchase of shares in the first following Offering Period (subject to the possibility of withdrawal by the Participating Employee during such Offering Period in accordance with the terms of the Plan).

    9.10 DELIVERY OF STOCK. Except as provided below, within a reasonable time after the Offering Termination Date, the Company shall deliver or cause to be delivered to the Participating Employee a certificate or certificates for the number of shares purchased by the Participating Employee. A stock certificate representing the number of Shares purchased will be issued in the participant's name only, or if his or her Membership Agreement so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require that the Company or the Participating Employee take any action in connection with the shares being purchased under the Option, delivery of the certificate or certificates for such shares shall be postponed until the necessary action shall have been completed, which action shall be taken by the Company at its own expense, without unreasonable delay. The Optionee shall have no rights as a shareholder in respect of shares for which he or she has not received a certificate.

    9.11 RETURN OF ACCUMULATED PAYROLL DEDUCTIONS. In the event that the Participating Employee or the Beneficiary is entitled to the return of accumulated payroll deductions, whether by reason of voluntary withdrawal, termination of employment, retirement, death, or in the event that accumulated payroll deductions exceed the price of shares purchased, such amount shall be returned by the Company to the Participating Employee or the Beneficiary, as the case may be, not later than within a reasonable time following the Offering Termination Date applicable to the Option Period in which such deductions were taken. Accumulated payroll deductions held by the Company shall not bear interest nor shall the Company be obligated to segregate the same from any of its other assets.

1596PS98

                          CUBIST PHARMACEUTICALS, INC.
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
               1998 ANNUAL MEETING OF STOCKHOLDERS ON MAY 21, 1998

         The undersigned hereby appoints Scott M. Rocklage and Justin P. Morreale and each of them proxies, each with power of substitution, to vote at the 1998 Annual Meeting of Stockholders of CUBIST PHARMACEUTICALS, INC. to be held on May 21, 1998 (including any adjournments or postponements thereof), with all the powers the undersigned would possess if personally present, as specified on the ballot below on the matters listed below and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

Proposal No. 1:   ELECTION OF DIRECTORS:

Nominees for Class II Directors:

                                Barry Bloom, Ph.D
                                 George Conrades

Instruction:
         To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

         FOR all nominees listed above (except as withheld in the space below)

         -----------------------------
         (Name of nominee)

         ___WITHHOLD AUTHORITY (to vote for nominee listed immediately above)

Proposal No. 2:   AMENDMENT TO AMENDED AND RESTATED
                  1993 STOCK OPTION PLAN:

         The Board of Directors recommends a vote FOR the proposal to: Ratify the adoption and approval of the amendment to the Corporation's Amended and Restated 1993 Stock Option Plan

            ___FOR           ___AGAINST          ___ABSTAIN

Proposal No. 3:   ADOPTION AND APPROVAL OF 199 7 EMPLOYEE
                  STOCK PURCHASE PLAN:

         The Board of Directors recommends a vote FOR the proposal to: Ratify the adoption and approval of the Corporation's 1997 Employee Stock Purchase Plan.

            ___FOR           ___AGAINST          ___ABSTAIN

         This proxy when properly executed will be voted in the manner directed herein by the stockholder. If no contrary specification is made, this proxy will be voted FOR the election of the nominees of the Board of Directors, FOR the ratification of adoption and approval of the amendment to the Corporation's Amended and Restated 1993 Stock Option Plan and FOR the ratification of adoption and approval of the Coproration's 1997 Employee Stock Purchase Plan and upon such other business as may properly come before the meeting in the appointed proxies' discretion.

         Please date, sign as name appears below, and return this proxy in the enclosed envelope, whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.

                                    The undersigned hereby acknowledge(s)
                                    receipt of a copy of the accompanying Notice of 1998 Annual Meeting of Stockholders and related Proxy Statement

                                    Date:_______________, 1998


                                    Please
                                    Sign
                                    Here:______________________________


                                    ______________________________________
                                    (Executors, administrators, trustees,
                                    custodians, etc., should indicate capacity in which signing. When stock is held in the name of more than one person, each person should sign the proxy.)